Exhibit 99.1

Sino Agro Food Approved for Trading on the Oslo Børs’ Merkur Market

January 4, 2016

GUANGZHOU, China-- Sino Agro Food, Inc. or the “Company” (OTCQB: SIAF).

The Company is pleased to announce the approval for admission to trading of its common shares on the Oslo Børs’ Merkur Market. Trading is expected to commence on January 13, 2016 under the symbol "SIAF-ME,” subject to satisfaction of conditions for admission to trading as described below. The Company's common shares will continue to trade on the OTCQB under the symbol "SIAF.”

The decision reflects the Company’s desire for its shares to be listed on the world’s leading aquaculture listing venue and to provide its European shareholder base with a more suitable platform for trading.

No new shares are to be issued in connection with the admission to trading. Current shareholders will be able to convert their shares traded on the OTCQB in the U.S. to shares traded on the Merkur Market through their account operator. Further instructions are available on the Company’s website, http://sinoagrofood.com/shares.

The ISIN and CUSIP codes will remain the same. Shares on the Oslo Børs’ Merkur Market will be traded and settled in Norwegian Krone (“NOK”). In conjunction with the admission to trading on the Merkur Market, Swedbank Norway acts as the financial advisor to the Company and Wikborg-Rein & Co. Advokatfirma DA as the Norwegian legal advisor.

The approval for admission to trading is subject to the Company, prior to the first day of trading, completing the registration of its share capital in the Norwegian Central Securities Depositary with a minimum of 10% of its common shares so registered distributed among the general public. The Company must also publish an approved admission document before the first day of trading. The admission document will be available on the Company's website http://sinoagrofood.com and on Swedbank’s website at http://www.swedbank.no on January 13, 2016.

SIAF CEO Solomon Lee commented, “Our goal is to facilitate access to Sino Agro Food for additional European investors who seek exposure to the growing Chinese seafood and protein food sector. This admission to trading raises Sino Agro Food’s profile to European institutions, and provides a more accessible trading venue for our substantial Nordic shareholder base. We also look forward to welcoming many new shareholders, as Norway hosts the world’s largest financial seafood cluster.

“In light of our strategic focus to streamline the Company and to list aquaculture assets on Oslo Børs, we believe that the Oslo Børs’ Merkur Market is the most suitable venue for Sino Agro Food, Inc.”

About Sino Agro Food, Inc.

Sino Agro Food develops and operates protein food production facilities in the People’s Republic of China. The Company produces, distributes, markets, and sells sustainable seafood and beef to the rapidly growing middle class in China. Activities also include production of organic fertilizer and produce. The Company is a global leader in developing land based recirculating aquaculture systems (“RAS”), and with its partners is the world’s largest producer of sustainable RAS prawns.

Founded in 2006 and headquartered in Guangzhou, the Company had over 550 employees and revenue of $404M in 2014. Operations are located in the provinces of Guangdong, Qinghai, Hunan, and Shanghai.

News and information are published on the Company website (www.sinoagrofood.com), the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc), and on Twitter @SinoAgroFood.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman	Erik Ahl
Investor Relations	Nordic Countries
+1 (775) 901-0344	+46 (0) 760 495 885
info@sinoagrofood.com	erik.ahl@sinoagrofood.com